UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: July 14, 2015

(Date of earliest event reported)

UNIVERSAL HOSPITAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-20086

Delaware	41-0760940
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6625 West 78th Street, Suite 300

Minneapolis, Minnesota 55439-2604

(Address of principal executive offices, including zip code)

952-893-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On July 14, 2015, Patrick Sinclair resigned from his position as Executive Vice President, Sales & Marketing of Universal Hospital Services, Inc. (the “Company”) effective July 27, 2015.  Mr. Sinclair will assume the interim position of Senior Vice President, Business Development of the Company effective July 27, 2015.  Mr. Sinclair’s compensation arrangements will remain the same following this change.

Item 8.01.             Other Events.

On July 15, 2015, Kevin Ketzel was appointed as Executive Vice President, Sales & Marketing of the Company, effective July 27, 2015.  As Executive Vice President, Sales & Marketing, Mr. Ketzel will be responsible for all the sales and marketing functions of the Company, and will report to the Company’s Chief Executive Officer, Thomas Leonard.

Prior to joining the Company, Mr. Ketzel was most recently the Senior Vice President & General Manager of the Respiratory Technologies global business unit of CareFusion, a leading medical technology company.  Prior to that, Mr. Ketzel held general management, operational, sales and marketing leadership positions at Mediware Information Systems, Allscripts and Cerner Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Universal Hospital Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2015	UNIVERSAL HOSPITAL SERVICES, INC.

	By:	/s/ James B. Pekarek
James B. Pekarek
Executive Vice President and Chief Financial Officer